UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

12900 Snow Road
Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 216-676-2000

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    1.02. Termination of a Material Definitive Agreement.
Item    2.01. Completion of Acquisition or Disposition of Assets.
Item    8.01. Other Events.

GrafTech International Ltd., together with its subsidiaries UCAR SNC and UCAR Holdings (collectively “GrafTech”) and Alcan France (formerly, Pechiney), a wholly-owned subsidiary of Alcan Inc. (“Alcan”), were parties to a joint venture in the cathode business, Carbone Savoie.

As previously reported, on November 27, 2006, GrafTech entered into a definitive purchase agreement (as amended, the “Purchase Agreement”) by which GrafTech agreed to sell and transfer its 70% equity interest in Carbone Savoie and other assets used in and liabilities related to its cathodes business to Alcan France, and to enter into certain licensing arrangements regarding technology with Carbone Savoie (the “Sale”).

On December 5, 2006, GrafTech completed the Sale. The purchase price, determined by arms-length bargaining between the parties, was $135.0 million, subject to certain estimated and agreed upon adjustments made at closing, and the assumption by Alcan France of certain liabilities. The estimated adjustments are subject to post-closing finalization.

In addition, in connection with the Sale, GrafTech and Alcan agreed to terminate their shareholders agreement and other agreements related to the joint venture described above.

The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibits 2.1 and 2.2 hereto, and is incorporated by reference herein.

On December 11, 2006, GrafTech issued a press release concerning the Sale. A copy of the press release is filed herewith as Exhibit 99.1. GrafTech hereby incorporates by reference the contents of such press release.

Item    9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma information financial information required by Item 9.01(b)(1) of Form 8-K is attached hereto as Exhibit 99.2. Exhibit 99.2 summarizes unaudited pro forma financial information assuming the Sale had occurred at the end of the period presented for balance sheet purposes and at the beginning of the periods presented for statement of operations purposes. This pro forma information is for informational purposes only and does not reflect any operational efficiencies or inefficiencies which may result from the Sale and, therefore, the pro forma income statement is not necessarily indicative of results that would have been achieved had the Sale occurred at the beginning of the periods presented and the pro forma balance sheet is not necessarily indicative of results that would have been achieved had the Sale occurred at the end of the period presented. In addition, the preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The pro forma adjustments use estimates and assumptions based on currently available information. GrafTech believes that the estimates and assumptions are reasonable and that the significant effects of the Sale are properly reflected. However, actual results may materially differ from these estimates and assumptions and the pro forma information is not necessarily indicative of future operating results.

(d)	Exhibits

2.1	Purchase and Sale Agreement, dated as of November 27, 2006, among GrafTech International Ltd., UCAR SNC, UCAR Holdings and Alcan France.

2.2	Amendment No. 1, dated as of December 5, 2006, to the Purchase and Sale Agreement, dated as of November 27, 2006, among GrafTech International Ltd., UCAR SNC, UCAR Holdings and Alcan France.

99.1	Press release of GrafTech International Ltd., dated December 11, 2006.

99.2	Pro forma financial information of GrafTech International Ltd.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: December 11, 2006	By:/s/ Mark R. Widmar Mark R. Widmar Chief Financial Officer and Vice President

EXHIBIT INDEX

2.1	Purchase and Sale Agreement, dated as of November 27, 2006, among GrafTech International Ltd., UCAR SNC, UCAR Holdings and Alcan France.

2.2	Amendment No. 1, dated as of December 5, 2006, to the Purchase and Sale Agreement, dated as of November 27, 2006, among GrafTech International Ltd., UCAR SNC, UCAR Holdings and Alcan France.

99.1	Press release of GrafTech International Ltd., dated December 11, 2006.

99.2	Pro forma financial information of GrafTech International Ltd.